Exhibit 99.1


                          [KOALA LOGO GRAPHIC OMITTED]


                                KOALA CORPORATION
                            7881 South Wheeling Court
                            Englewood, Colorado 80112


Koala Corporation Announces Resignation of President and CEO; Company Appoints Executive Vice President James Zazenski as President and COO

DENVER, April 30 -- Koala Corporation (Nasdaq: KARE), a diversified business-to-business provider of family-friendly solutions, today announced the resignation of Mark A. Betker as president and chief executive officer. Executive Vice President James A. Zazenski has been named president and chief operating officer, and the board of directors will immediately initiate a search for a new CEO.

Zazenski has served as the Company's executive vice president and general manager since joining the Company in June 1997. He has been responsible for many of the operational, sales and managerial functions within both of the Company's primary business segments and nearly all of the Company's six business units.

John T. Pfannenstein, director and newly appointed chairman of the Company, said, "Jim is a talented and respected manager with broad experience at the executive level of the Company. He has played a key role in Koala's growth during recent years, and he is intimately familiar with the industry in which the Company competes. The board has total confidence in his abilities and vision, and we are pleased to welcome him to his new positions."

Zazenski stated, "I have been committed to Koala since joining the Company five years ago, and am very pleased to be taking on an elevated role in shaping its future. Koala has a strong management team, a dedicated workforce and a brand that is recognized worldwide. I look forward to the role I will play in the Company's long-term growth and success."

Prior to joining Koala, Zazenski held various positions at Windsor Industries, Inc., the last of which was vice president of marketing. Zazenski holds bachelor of science and masters of business administration degrees from the University of Colorado at Denver.

Betker, who joined Koala as president and CEO in 1995, has also resigned his post as chairman and director. He will continue to provide consulting services to the Company. "We sincerely appreciate the contributions Mark Betker has made to the evolution and success of the Company," said Pfannenstein. "The board wishes him well in his future endeavors."

Founded in 1986, Koala Corporation is an integrated provider of products and solutions designed to help businesses become "family friendly" and allow children to play safely in public. The Company develops and markets a wide variety of infant and child protection and activities products, which are marketed under the Company's recognizable "Koala Bear Kare" brand name. Koala's strategic objective is to address the growing commercial demand for safe, public play environments for children, as well as products and solutions that help businesses create family-friendly atmospheres for their patrons.

Statements made in this news release that are not historical facts may be forward-looking statements. Such statements include projections regarding future earnings results and the components thereof and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties, including uncertainties about the state of the economy and its effect on the Company's customers and the Company's need to resolve issues with its lenders. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors that could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.